Exhibit 99.1

AEROSONIC REPORTS NOTICE OF SEC FORMAL ORDER

Clearwater, Florida, June 3, 2003 – Aerosonic Corporation (AMEX: AIM) today announced that it has received from the Securities and Exchange Commission notice of a formal order of a non-public investigation in connection with the accounting issues that the Company reported in its press releases of March 17 and May 22, 2003. The Company is cooperating with the SEC as well as the American Stock Exchange regarding these matters and is continuing to work with its independent auditors to complete its Form 10-K for the year ended January 31, 2003, as soon as practicable.

This document contains statements that constitute “forward-looking” statements within the meaning of the Securities Act of 1933 and the Securities Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. “Forward-looking” statements contained in this document include the intent, belief or current expectations of the Company and its senior management team with respect to future action by officers and directors of the Company, prospects of the Company’s operations, and the Company’s overall future business prospects, as well as the assumptions upon which such statements are based.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this document include, but are not limited to, adverse developments with respect to the resolution of management issues, operations of the Company’s business units, failure to meet operating objectives or to execute the business plan, and the failure to reach revenue or profit projections. The Company undertakes no obligation to update or revise the forward-looking statements contained in this document to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.